Exhibit (c)(7)

21 March 2007 Presentation to the Committee of Independent Directors of the Board of Directors of Tribune Project Tower

Project Tower

Tower Valuation Matrix

Tower Capitalization
$MM

Current Share Price [1]	$28.81
FDSO (MM)	242.0
Equity Value	**$6,973**
Debt [2]	5,333
Cash	175
Net Debt	$5,158
Agg. Value (Incl. Unconsolidated assets)	**$12,131**
Less: Unconsolidated Assets	2,200
Agg. Value (excl. Unconsolidated assets)	**$9,931**

Diversified Comparables Multiples
x

	AV/EBITDA		P/E	
	2007E	2008E	2007E	2008E
Gannett	8.0x	7.9x	11.9x	11.1x
Belo	8.5x	7.6x	17.6x	14.1x
Media General	8.0x	7.1x	17.7x	13.3x
Mean	**8.2x**	**7.5x**	**15.7x**	**12.8x**
Median	**8.0x**	**7.6x**	**17.6x**	**13.3x**

Unconsolidated Assets
$MM

	Assumed Value
Publishing Assets	
Career Builder	650
Other Interactive Assets	150
Total Publishing	$800
Broadcasting Assets	
Chicago Cubs	450
Food Network	800
Comcast SportsNet	150
Total Broadcasting	$1,400
Total Unconsolidated Assets	**2,200**

Tower Valuation Matrix
$MM, except per share data

Price	% Prem. / (Disc.) to Current	Equity Value	Agg. Value (incl. Uncons. Assets) (2)	Agg. Value (excl. Uncons. Assets) (3)(4)	Agg. Value/EBITDA (excl. uncons. assets) Management 2007	Management 2008	Research 2007	Research 2008	P/E Management 2007	Management 2008	Research 2007	Research 2008
	$28.81			Statistic:	$1,245	$1,311	$1,246	$1,274	$1.98	$2.21	$1.98	$2.12
$26.00	(10%)	$6,293	$11,451	$9,251	7.4x	7.1x	7.4x	7.3x	13.1x	11.7x	13.1x	12.2x
27.00	(6%)	6,535	11,693	9,493	7.6	7.2	7.6	**7.5**	13.6	12.2	13.7	**12.7**
28.00	(3%)	6,777	11,935	9,735	7.8	**7.4**	7.8	**7.6**	14.1	**12.6**	14.2	**13.2**
28.81	0%	6,973	12,131	9,931	**8.0**	**7.6**	**8.0**	7.8	14.6	**13.0**	14.6	13.6
30.00	4%	7,261	12,419	10,219	**8.2**	7.8	**8.2**	8.0	15.2	13.5	15.2	14.1
31.00	8%	7,503	12,661	10,461	8.4	8.0	8.4	8.2	**15.7**	14.0	**15.7**	14.6
32.00	11%	7,745	12,903	10,703	8.6	8.2	8.6	8.4	**16.2**	14.5	**16.2**	15.1
33.00	15%	7,987	13,145	10,945	8.8	8.4	8.8	8.6	16.7	14.9	16.7	15.5
34.00	18%	8,229	13,387	11,187	9.0	8.5	9.0	8.8	17.2	15.4	17.2	16.0
35.00	21%	8,471	13,629	11,429	9.2	8.7	9.2	9.0	17.7	15.8	17.7	16.5
36.00	25%	8,713	13,871	11,671	9.4	8.9	9.4	9.2	18.2	16.3	18.2	16.9

(circled) - Comparable Companies Mean / Median [5]

Notes
1. Share price as of March 20, 2007
2. Aggregate Value including unconsolidated assets defined as Equity Value + Net Debt
3. Assumes PHONES valued at $900MM
4. Unconsolidated assets include Food Network ($800MM), CareerBuilder ($650MM), Comcast SportsNet ($150MM), Cubs ($450MM) and other interactive assets ($150MM)
5. Comparable companies include Gannett, Belo and Media General

Morgan Stanley

1

Zell Proposal Perspectives

Project Tower

2

• The current Zell Proposal contemplates that, upon consummation of the merger, Tower shareholders shall receive a cash amount equal to:

– $33 per share (the “Merger Consideration”); plus

– A ticking fee of 5% per annum accruing daily on the Merger Consideration beginning on the date of the merger agreement through and including the date of consummation of the merger

• The economic value of the proposal to Tower shareholders is a function of the time to close and the appropriate risk-adjusted return

Economic Value of Zell Proposal Today

Assumed Assumed Cost of Equity

Time to Close 8% 10% 12%

6 Months $32.54 $32.24 $31.95

9 Months 32.31 31.87 31.44

12 Months 32.08 31.50 30.94

Comparable Companies: February 11 vs. Today

Project Tower

Notes

1. Current share prices are as of March 20, 2007

2. Represents total return from February 11, 2007 to March 20, 2007 3

7.7x

8.8x 8.6x 8.5x 8.3x

7.3x

8.0x

8.5x

8.0x 8.0x

4

6

8

10

Tower Gannett Belo Media General McClatchy

2/11/2007 3/20/2007

2007 EBITDA Multiples: February 11 vs. Today (1)

x

Source Wall Street Research

(12.8%)

(3.1%)

(0.4%)

(7.3%)

(5.0%)

(15%)

(10%)

(5%)

0%

5%

Tower Gannett Belo Media

General

McClatchy

Peers Stock Price Performance: February 11 vs. Today (1)(2)

%

Source FactSet

• Comparable trading multiples

have fallen since our

February 12 meeting

1.52

3.72

$24.71

$26.91

17.50 17.50

5.69 5.69

0

5

10

15

20

25

30

35

40

8x

9x

8x

11x

Management Downside Case

$ / Share

4.26

7.03

$32.38

$35.14

17.50 17.50

10.61 10.61

0

5

10

15

20

25

30

35

40

8x

9x

8x

11x

Research Case

$ / Share

4.40

7.18

$32.77

$35.55

17.50 17.50

10.87 10.87

0

5

10

15

20

25

30

35

40

8x

9x

8x

11x

Management Case

$ / Share

Recapitalization Package Value – $17.50 Distribution

Includes Upfront Cash Distribution and Publishing and Broadcasting Equity Values

Project Tower

4

Cash Distribution Publishing Equity Value (3)

Notes

1. Assumes unconsolidated assets currently valued at $1,600MM (Food Network: $800MM; CareerBuilder: $650MM; Other Interactive Assets: $150MM) and that unconsolidated asset value grows at 8% per year

2. Assumed forward EBITDA multiple at year end 2009

3. For each scenario, equity values are based on PV of projected stock price at year end 2009, assuming a 11% cost of equity

Publishing: (2)

Broadcasting: (2)

Broadcasting Equity Value (3)

• Recapitalization package

value includes:

– $17.50 distribution

– Equity Value of

Publishing assuming 8x

EBITDA

– Equity Value of

Broadcasting (9x to 11x

EBITDA)

• Equity values based on

present value of projected

stock price at year end 2009

(i.e., 3-year discounted equity

value) (1)

Projected Equity Value

in 2009 ($/Share):

- Broadcasting

- Publishing

$5.81

$14.48

$5.63

$14.14

$2.02

$7.59

$9.51

$14.48

$9.31

$14.14

$4.96

$7.59

1.52

3.72

$23.67

$25.87

17.50 17.50

4.65 4.65

0

5

10

15

20

25

30

35

40

7.5x

9x

7.5x

11x

Management Downside Case

$ / Share

4.26

7.03

$31.06

$33.83

17.50 17.50

9.30 9.30

0

5

10

15

20

25

30

35

40

7.5x

9x

7.5x

11x

Research Case

$ / Share

4.40

7.18

$31.42

$34.19

17.50 17.50

9.52 9.52

0

5

10

15

20

25

30

35

40

7.5x

9x

7.5x

11x

Management Case

$ / Share

Recapitalization Package Value – $17.50 Distribution

Includes Upfront Cash Distribution and Publishing and Broadcasting Equity Values

Project Tower

5

Cash Distribution Publishing Equity Value (3)

Notes

1. Assumes unconsolidated assets currently valued at $1,600MM (Food Network: $800MM; CareerBuilder: $650MM; Other Interactive Assets: $150MM) and that unconsolidated asset value grows at 8% per year

2. Assumed forward EBITDA multiple at year end 2009

3. For each scenario, equity values are based on PV of projected stock price at year end 2009, assuming a 11% cost of equity

Publishing: (2)

Broadcasting: (2)

Broadcasting Equity Value (3)

• Recapitalization package

value includes:

– $17.50 distribution

– Equity Value of

Publishing assuming 7.5x

EBITDA

– Equity Value of

Broadcasting (9x to 11x

EBITDA)

• Equity values based on

present value of projected

stock price at year end 2009

(i.e., 3-year discounted equity

value) (1)

Projected Equity Value

in 2009 ($/Share):

- Broadcasting

- Publishing

$5.81

$12.68

$5.63

$12.39

$2.02

$6.20

$9.51

$12.68

$9.31

$12.39

$4.96

$6.20